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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 19/Amendment No. 65 to Registration Statement File Nos. 333-103193/811-03713 on Form N-6 of our report dated April 11, 2019, related to the statutory-basis financial statements of New England Life Insurance Company, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" also in such Statement of Additional Information.

/S/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 25, 2019